Exhibit 10.17

MORPHIC HOLDING, INC.

FORM STOCK RESTRICTION AGREEMENT

This Stock Restriction Agreement (this “Agreement”) is made by and between Morphic Holding, Inc., a Delaware corporation previously organized as Morphic Holding, LLC, a Delaware limited liability company (the “Company”), and the undersigned Stockholder (the “Stockholder”).

WHEREAS, the Company and the Stockholder entered into a certain Incentive Unit Grant Agreement on [  ] (the “Incentive Unit Grant Agreement”), pursuant to which the Stockholder was granted [  ] Incentive Units (the “Incentive Units”), as defined pursuant to the Company’s Third Amended and Restated Operating Agreement, as amended (as so amended, the “Operating Agreement”), subject to certain terms and conditions;

WHEREAS, the Company made an election on IRS Form 8832 to elect for the Company to be classified as an association taxable as a corporation with an effective date of October 10, 2018; and

WHEREAS, the Company is converting, for Delaware state law purposes and not tax law purposes and while retaining the same employer identification number, from a Delaware limited liability company (taxable as a corporation) to a Delaware corporation effective as of the Date of this Agreement and the Incentive Units are being exchanged for shares of Common Stock, par $0.0001 per share (the “Common Stock”), of the Company in the amount specified in the table below (the “Shares”) subject to vesting if and to the extent such Incentive Units were subject to vesting pursuant to the Incentive Unit Grant Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder and the Company hereby agree that from and after the Date of this Agreement, the Shares shall be subject to the terms and conditions of this Agreement, which shall include the terms and conditions stated below and those attached hereto, all of which terms and conditions are incorporated herein and made a part hereof.

Name of Stockholder:	[ ]
Address of Stockholder:	[ ]
Date of this Agreement:	December 5, 2018
Number of Shares (Same as Number of Incentive Units):	[ ]
Repurchase Price per Share:	$0.0001
Number of Shares that are Vested Shares as of the Vesting Start Date:	[ ]
Number of Shares that are Unvested Shares as of the Vesting Start Date:	[ ]
Vesting Start Date:	[ ]

Vesting Schedule:

The Shares shall vest as follows:

[Insert Applicable Vesting Schedule]

Acknowledgement

By signing below, the Stockholder agrees to and accepts the terms and conditions set forth above and attached hereto.

Signed as an agreement under seal as of the Date of this Agreement.

Stockholder:	Morphic Holding, Inc.

By:	By:
Name:	Name:	Robert E. Farrell, Jr.
	Title:	Vice President, Finance and Operations

MORPHIC HOLDING, INC.

Stock Restriction Agreement — Incorporated Terms and Conditions

I.                               1. Restrictions on Shares. The term “Shares” (as defined on the first page of this Agreement) shall also include any shares of capital stock of the Company issued to the Stockholder by virtue of Stockholder’s ownership of the Shares, by stock dividend, stock split, recapitalization, merger, combination, reorganization or otherwise. Shares that are subject to the Company’s repurchase right as described in Section 4 of this Agreement are referred to as “Unvested Shares,” and Shares that are not subject to such repurchase right, or as to which such repurchase right has lapsed, are referred to as “Vested Shares.”

II.                          2. Representations of Stockholder. The Stockholder represents and warrants to the Company as follows:

(a)                               The Stockholder understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or registered or qualified under the securities or “Blue Sky” laws of any jurisdiction, and are being sold pursuant to exemptions contained in the Act and exemptions contained in other applicable securities or “Blue Sky” laws. The Stockholder understands further that the Company’s reliance on these exemptions is based in part on the representations made by the Stockholder in this Agreement. The offer and issuance of the Shares has been made to the Stockholder solely in the state shown in the address set forth below the Stockholder’s name on the first page of this Agreement.

(b)                               The Stockholder has acquired the Shares for the Stockholder’s own account for investment, and not for, with a view to, or in connection with the resale or distribution thereof. The Stockholder has no present intention to sell, hypothecate, distribute or otherwise transfer (hereafter, “Transfer”) any of the Shares or any interest therein. The nature and amount of the Stockholder’s investment in the Shares are consistent with the Stockholder’s investment objectives, abilities and resources. The Stockholder understands that the Shares are an illiquid investment, which will not become freely transferable by reason of any change of circumstances whatsoever. The Stockholder has adequate means of providing for the Stockholder’s current needs and possible contingencies and has no need for liquidity in the Stockholder’s investment.

(c)                                The Stockholder understands that the Shares will constitute “restricted securities” within the meaning of Rule 144 promulgated under the Act and that, as such, the Shares must be held indefinitely unless they are subsequently registered under the Act or unless an exemption from the registration requirements thereof is available. The Stockholder has been advised that Rule 144, which permits the resale, subject to various terms and conditions, of such “restricted securities” after they have been held for specified periods of time does not now apply to the Company, because the Company is not now required to file, and does not file, periodic reports under the Securities Exchange Act of 1934, as amended, and because information concerning the Company substantially equivalent to that which would be available if the Company were required to file such reports is not now publicly available. The Company may become a reporting entity at some future date, but no assurance can be given that it will do so.

(d)                               The Stockholder accepts the condition that the Company will maintain stop transfer orders with respect to the Shares and that each certificate or other document evidencing the Shares will bear a conspicuous legend in substantially the form set forth in Section 6 of this Agreement.

(e)                                The Stockholder has consulted the Stockholder’s attorney or the Stockholder’s accountant with respect to the issuance of the Shares. The Stockholder and such attorney or accountant have fully investigated the Company and its business and financial condition and have knowledge of the Company’s current activities. The Company has granted the Stockholder and the Stockholder’s attorney or accountant access to all information about the Company which they have requested and has offered each of them access to all further information which they deemed relevant to an investment decision with respect to the Shares. The Stockholder and the Stockholder’s attorney or accountant have had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning such information and the Company’s financial condition and prospects.

III.                              3.                                      Restrictions on Transfer. The following restrictions on Transfer of the Shares shall apply.

(a)                               No Shares, or any interest therein, may be Transferred at any time or under any circumstances unless (i) the Shares proposed to be Transferred have been registered under the Act and registered or qualified under applicable state securities laws, or (ii) the Company has received an opinion of counsel acceptable to the Company to the effect that such Transfer may be effected without registration under the Act and registration or qualification under the securities laws of relevant states and the proposed transferee has made such representations and agreements as the Company shall require to assure compliance with the Act and such laws.

(b)                               No Unvested Share, and no interest in an Unvested Share, may be Transferred except to the Company pursuant to Section 4 of this Agreement.

(c)                                Permitted Transfers. If the Stockholder is a natural person, all, or any portion of, the Shares may, without compliance with the provisions of this Section 3, be Transferred by the Stockholder for bona fide estate planning purposes to a member of the Stockholder’s immediate family, to a family partnership or to a family trust or, on the Stockholder’s death, may be Transferred to the Stockholder’s estate or to those entitled to a distribution of the Shares under the laws of descent and distribution; provided, that Shares that are so Transferred shall remain subject to this Agreement and, as a condition to any Transfer, the Stockholder or the Stockholder’s legal representative shall obtain a written agreement from the proposed transferee or transferees by which such transferee agrees or transferees agree to be bound by this Agreement.

(d)                               No Transfer of Shares shall be effective or given effect on the books of the Company unless all of the applicable provisions of this Section 3 have been duly complied with. The Company shall not be required to recognize as one of its stockholders any purported transferee of Shares which have been attempted to have been Transferred in violation of this Agreement, including, without limitation, for purposes of dividend and voting rights. The restrictions on transfer imposed by this Agreement shall apply not only to voluntary transfers but also to involuntary transfers, by operation of law or otherwise. The Stockholder shall pay all legal fees and expenses of the Company arising out of or relating to any purported sale, assignment or transfer of any Shares in violation of this Agreement.

(e)                                  Lock-Up. The Stockholder agrees that, for a period of up to 180 days from the effective date of any registration of securities of the Company plus up to an additional 35 days to comply with any applicable FINRA requirements (upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities), the Stockholder will not Transfer any Shares held by the Stockholder without the prior written consent of the Company or such underwriters, as the case may be. The Stockholder further agrees to execute such agreements as may be reasonably requested by the underwriters that are consistent with this Section 3(f) or that are necessary to give further effect thereto.

(f)                                   The rights of the Company and the obligations of the Stockholder under this Section 3 are in addition to all rights and obligations which the Stockholder may have under other Sections of this Agreement or under other agreements between the Company and the Stockholder regarding the Shares (the “Other Agreements”), and this Section 3 shall not give the Stockholder any right to make any Transfer of any Shares which is otherwise prohibited by any other Section of this Agreement or the Other Agreements.

(g)                                  Notwithstanding anything contained herein to the contrary, at no time shall the Stockholder Transfer any Shares or any interest therein to a competitor of the Company.

IV.                               4.                                      Vesting of Shares; Repurchase of Unvested Shares.

(a)                                 If the Stockholder is providing services for the benefit of the Company as an active employee or consultant of the Company or any of its subsidiaries and is in good standing continuously from the date hereof through the vesting dates specified on the first page of this Agreement, Unvested Shares shall become Vested Shares (or shall “vest”) on such dates and in such amounts as are specified on the first page of this Agreement. For the avoidance of doubt, the Board of Directors of the Company, in its discretion, may accelerate any vesting dates or waive any of the requirements for vesting.

(b)                                 In the event that the Stockholder ceases for any reason to provide services for the benefit of the Company as an active employee or consultant of the Company or any of its subsidiaries before all of the Shares have become Vested Shares (a “Termination Event”), then the Company shall have the right to purchase (the “Repurchase Option”) for a period of ninety (90) days from the date of such Termination Event (the “Termination Date”) any or all of the Shares that are Unvested Shares at the Termination Date. The purchase of each Unvested Share pursuant to this Section 4(b) shall be effected at the Repurchase Price Per Share set forth on the first page of this Agreement, in each case, appropriately adjusted in the event of a stock dividend, stock split, recapitalization, merger, combination, reorganization or exchange of shares or other similar event occurring subsequent to the Date of this Agreement.

(c)                                Unless the Company notifies the Stockholder within ninety (90) days from the Termination Date that it does not intend to exercise its Repurchase Option with respect to some or all of the Unvested Shares, the Repurchase Option shall be deemed automatically exercised by the Company as of the ninetieth (90th) day following the Termination Date, provided, that the

Company may notify the Stockholder that it is exercising its Repurchase Option as of a date prior to such 90th day. Unless the Stockholder is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Option as to some or all of the Unvested Shares to which it applies as of the Termination Date, execution of this Agreement by the Stockholder constitutes written notice to the Stockholder of the Company’s intention to exercise its Repurchase Option with respect to all Unvested Shares to which such Repurchase Option applies. As a result of any repurchase of Unvested Shares pursuant to this Section 4, the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to Transfer to its own name the number of Unvested Shares being repurchased by the Company, without further action by the Stockholder. Any failure by the Company to exercise its Repurchase Option shall in no way affect any rights, including repurchase rights, the Company may have under any of the Other Agreements.

A.                (d) Fractional Shares. No fractional shares shall vest under this Agreement. Any calculation of Shares scheduled to vest on any date except for the last date on which vesting is contemplated under this Agreement (the “Final Vesting Date”) that results in a fractional share shall be rounded down to the nearest whole Share. On the Final Vesting Date, all remaining Unvested Shares shall vest and become Vested Shares.

V.                                    5.                                      Custody of Certificates.

(a)                               In order to facilitate the exercise of the Company’s repurchase rights under Section 4 of this Agreement, simultaneously with the execution of this Agreement, the Stockholder shall deposit with the Company or its attorneys the certificate or certificates representing in whole or in part Unvested Shares and shall promptly upon acquisition of any additional Unvested Shares, deposit with the Company the certificate or certificates for such additional shares. To all certificates deposited by the Stockholder with the Company, there shall be attached a stock power or stock powers, duly executed by the Stockholder in blank, constituting and appointing the Company or its designee the Stockholder’s attorney to transfer such stock on the books of the Company. The Stockholder shall continue to be the owner of the Shares, despite such deposit and stock powers, and shall be entitled to exercise all rights of ownership in such Shares, subject, however, to the provisions of this Agreement.

(b)                               In the event that a dispute should arise with respect to the delivery, right to possession, and/or ownership of the certificates held by the Company representing the Shares, the Company is authorized to retain such certificates and evidences in its possession, or any portion thereof, without liability to anyone, until such dispute shall have been settled either by mutual written agreement of the parties concerned or by final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Company shall be under no duty whatsoever hereunder to institute or defend any such proceedings.

VI.                               (c)                                  The Company shall have the right to cause Transfers of Unvested Shares to be effected pursuant to Section 4 notwithstanding any failure of the Stockholder to take the action required of the Stockholder pursuant to this Agreement; provided, however, that no

Transfer of Unvested Shares shall be effected hereunder unless payment therefor has been made or tendered to the Stockholder or the Stockholder’s executor or other legal representative. The Stockholder hereby appoints each of the President, Treasurer and Secretary of the Company as the Stockholder’s attorney-in-fact for purposes of effecting any such Transfer.

VII.                          6.                                      Legends. Each certificate representing Shares shall prominently bear legends to the following effect:

“The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such shares may not be sold, transferred, pledged or hypothecated unless the registration provisions of said Act have been complied with or unless the Company has received an opinion of its counsel that such registration is not required.

The shares represented by this certificate are subject to restrictions on transfer and repurchase rights pursuant to the terms of a Stock Restriction Agreement, a copy of which will be furnished to the holder hereof without charge upon written request.”

VIII.                     7.                                      Miscellaneous.

(a)                               Entire Agreement. This Agreement, including the signature page hereto and these Incorporated Terms and Conditions, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, negotiations, representations and proposals, written or oral, relating to such subject matter.

(b)                               Amendments. Neither this Agreement nor any provision hereof may be changed or modified except by an agreement in writing executed by the Stockholder and on behalf of the Company.

(c)                                Binding Effect of the Agreement. This Agreement shall inure to the benefit of, and be binding upon, the Company, the Stockholder and their respective estates, heirs, executors, transferees, successors, assigns and legal representatives.

(d)          Notices. All notices to any party under this Agreement shall be contained in a written instrument addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor and shall be deemed given (i) when delivered in person or duly sent by e-mail or fax, with confirmation of receipt, (ii) three days after being duly sent by first class mail postage prepaid (other than in the case of notices to or from any non-U.S. resident, which notices must be sent in the manner specified in clause (i) or (iii)), or (iii) two days after being duly sent by UPS, Federal Express or other recognized express international courier service:

(i)                                      if to the Stockholder, to the Address or E-Mail Address of Stockholder set forth on the first page of this Agreement; and

(ii)                                   if to the Company, to:

Morphic Holding, Inc.
35 Gatehouse Drive A2
Waltham, MA 02451

With a copy to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

Attention: Mark A. Haddad, Esq.

Fax: (617) 832-7000

(e)                                Consent to Electronic Notices. The Stockholder hereby agrees and consents that the Company may provide the Stockholder, at the Company’s option, all notices which are required to be delivered, whether under this Agreement, pursuant to the General Corporation Law of the State of Delaware or other applicable law or regulation, or otherwise, in electronic form to the E- Mail Address set forth on the signature page of this Agreement.

(f)                                 Relationship with Company. The Company is not by reason of this Agreement or the issuance of any Shares obligated to continue the Stockholder’s relationship with the Company as an employee, consultant, advisor, officer, director, or in any other capacity (other than as a stockholder).

(i)                                   Remedies. The Stockholder acknowledges that money damages alone will not adequately compensate the Company for breach of any of the Stockholder’s covenants and agreements herein and, therefore, agrees that in the event of the breach or threatened breach of any such covenant or agreement, in addition to all other remedies available to the Company, at law, in equity or otherwise, the Company shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms hereof. The rights and remedies of the Company hereunder shall be cumulative and in addition to all other rights and remedies the Company may have, at law, in equity, by contract or otherwise.

(j)                                  Reliance; Liability. In performing its duties under this Agreement, the Company shall be entitled to rely upon any statement, notice, or other writing which it shall in good faith believe to be genuine and to be signed or presented by a proper party or parties or on other evidence or information deemed by the Stockholder to be reliable. In no event shall the Company be liable for any action taken or omitted in good faith. The Company may consult with its counsel or counsel of any of the other parties hereto and, without limiting the generality of the preceding sentence, shall not be held liable for any action taken or omitted in good faith on advice of such counsel.

(k)                               Awaiting Final Settlement. If any controversy arises between the parties hereto or with any third person with respect to the Shares, this Agreement or its subject matter, the Company shall not be required to take any actions in the premises, but may await the settlement of any such controversy by final appropriate legal proceedings or otherwise as it may require, notwithstanding anything in this Agreement to the contrary, and, in such event, the Company shall not be liable for interest or damages.

(l)                                   Construction. The headings and subheadings of this Agreement have been inserted for convenience only, and shall not affect the construction of the provisions hereof. All references to sections of this Agreement shall be deemed to refer as well to all subsections which form a part of such section. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

(m)                           Severability. In the event that any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement and all other provisions shall remain in full force and effect. If any provision of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

(n)                               No Waiver. No modification, renewal, extension, waiver or termination of this Agreement or any of the provisions herein contained shall be binding upon the Company unless made in writing and signed by a duly authorized officer of the Company.

(o)                               Further Assurances. The parties agree to execute such further instruments and to take such further actions as may reasonably be necessary to carry out the intent of this Agreement.

(p)                               Counterparts. This Agreement may be executed in counterparts, each such counterpart shall be deemed to be an original instrument, and all of which together shall for all purposes constitute one Agreement, binding on each of the parties hereto notwithstanding that each such party shall not have signed the same counterpart. A signature of any party to this Agreement transmitted by facsimile, electronic mail (including pdf) or other electronic means shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(q)                               Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of The State of Delaware, without regard to its principles of conflicts of laws. All litigation arising from or relating to this Agreement shall be filed and prosecuted before any court of competent subject matter jurisdiction located in The State of Delaware. The Stockholder consents to service of process in any such action by certified or registered mail, return receipt requested. The Stockholder consents to the jurisdiction of such courts over the Stockholder, stipulates to the convenience, efficiency and fairness of proceeding in such courts, and covenants not to allege or assert the inconvenience, inefficiency or unfairness of proceeding in such courts.

(r)                                  Disposition of Shares; Purchase by Nominee or Designee. Any Shares that the Company elects to purchase hereunder may be disposed of by it in such manner as it deems appropriate with or without restrictions on the transfer thereof, and the Company may require their transfer to a nominee or designee as part of any purchase of Shares from the Stockholder.

(s)                                 Withholding Taxes. The Stockholder agrees that the Stockholder shall be fully liable for any taxes owed by the Stockholder with regard to the issuance of the Shares, whether owed at the time of issuance or at the time that the Shares vest pursuant to the vesting schedule set forth above. The Stockholder acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Stockholder any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance, vesting or otherwise as a result of the ownership of the Shares by the Stockholder. The Stockholder further agrees that, if the Company does not withhold an amount sufficient to satisfy the withholding obligation of the Company with respect to the issuance of the Shares, the Stockholder will make reimbursement on demand, in cash, for the amount underwithheld, provided that the Company has provided the Stockholder with written detail concerning the basis for and amount of the withholding obligation of the Company.

STOCK POWER

FOR VALUE RECEIVED, [   ], hereby assigns and transfers to Morphic Holding, Inc., a Delaware corporation (the “Company”), a total of [   ] shares of the Common Stock of the Company standing in the name of the stockholder named above on the books of the Company represented by stock certificate number to be delivered herewith, and does hereby irrevocably constitute and appoint Foley Hoag LLP as attorney to transfer said shares on the books of the Company with full power of substitution in the premises.

Dated:

Name

In the Presence of:

/s/ Robert E. Farrell, Jr.
Name: Robert E. Farrell, Jr.